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                                                                    EXHIBIT 22.2

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the inclusion in this Registration Statement on Form S-1 of our report dated October 17, 1996, October 30, 1996 as to Note G on our audits of the financial statements of Professional Relief Nurses, Inc. as at June 30, 1996 and June 30, 1995 and for each of the years in the two-year period ended June 30, 1996.


/s/ Richard A. Eisner & Company, LLP
Richard A. Eisner & Company, LLP
New York, New York
May 9, 1997